AMENDED AND RESTATED
                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, effective as of the 19th day of May, 2000, by and between Dennis Smith (the "Executive"), an individual residing at 12981 Folly Quarter Road, Ellicott City, Maryland 21042, and Celsion Corporation (the "Company"), a Maryland corporation with offices at 10220-1 Old Columbia Road, Columbia, Maryland 21046-1705.

                              W I T N E S S E T H:
                              - - - - - - - - - -
         WHEREAS, the Executive desire to be employed by the Company, and the Company desires that the Executive shall be employed by it and render services to it, and the Executive is willing to be so employed and to render services, all upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Employment, Duties and Acceptance.

         1.1 The Company hereby employs Executive, and the Executive hereby accepts employment, for the term ("Term") set forth in Section 2 hereof, to render services to Company as the Vice President of Engineering of its Medical Systems Division. The Executive represents and warrants to the Company that he has full power and authority to enter into this Agreement and that he is not under any obligation of a contractual or other nature to any, person, firm or corporation which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair in any way the performance by Executive of his obligations hereunder.

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         1.2 The Executive will have general  supervision  over the research and development of the Medical Systems Division of the Company and its subsidiaries or affiliates (referred to collectively as "Affiliates") and will have such other duties and responsibilities, consistent with his position, as may reasonably be assigned to him by the Board of Directors. In addition, the Executive will serve as a senior officer of each of the Company's Affiliates. The Executive will report to the Chairman and Chief Science Officer of the Company. 1.3 The Executive shall devote all of his business time and effort to the business and affairs of the Company, and shall use his best efforts, skills, and abilities to promote the interests of the Company, except for reasonable vacations and during periods of illness or incapacity, but nothing contained in this Agreement shall prevent the Executive from engaging in charitable, community or other business activities provided they do not interfere with the regular performance of the Executive's duties and responsibilities under this Agreement.

         1.4 Unless the Executive and the Company shall otherwise agree, the Executive's principal place of employment shall be in and around the Columbia, Maryland area, but the duties of the Executive shall include such visits to the Company's Affiliates, research and development partners, product and clinical trial test sites, customers, investment and other bankers, in each case at the expense of the Company, as the Executive determines is reasonably required in the performance of the Executive's responsibilities.

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

         2. Term.

         2.1 The Term of this Agreement will commence as of June 6, 2000 and will terminate at the close of business on May 31, 2003, unless sooner terminated in accordance with the provisions of this Agreement ("Initial Term"). Thereafter, the employment of the Executive shall continue for successive one-year periods (each such one year period being hereinafter referred to as a "Renewal Term") unless the Corporation or Executive shall give notice to the other at least three months prior to the end of the Term or any Renewal Term of the election of the Corporation or the Executive to terminate the employment of the Executive at the end of the Term or the then current Renewal Term. 3. Base Salary.

         3.1 For all services performed by the Executive under this Agreement, the Executive shall be paid a base salary ("Base Salary") for the first twelve months of the Initial Term at the annual rate of $100,000. The Base Salary for subsequent years shall be the greatest of (i) one hundred five percent (105%) of the Base Salary for the prior calendar year; (ii) the product of the multiplication of the Base Salary during the calendar year immediately preceding by the sum of (y) one hundred percent plus (z) the amount (expressed as a percent) by which the most recently reported Consumer Price Index ("CPI") applicable to the Washington-Baltimore Metropolitan region is greater than the CPI for that same region for the prior twelve months; or (iii) the sum offered by the Board of Directors after a review taking into account corporate and individual performance, the Company's prospects and general business conditions.

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

         3.2 Base Salary shall be paid in equal monthly or semi-monthly installments in keeping with the Company's standard payroll policies applicable to its senior executives.

         4. Option to Acquire Common Stock.

         4.1 The Company hereby grants to Executive as a bonus a non-qualified stock option to acquire one hundred thousand (100,000) fully paid and non-assessable shares of common stock (the "Bonus"), par value $0.01 per share (the "Common Stock") of the Company. The purchase price for each share of Common Stock acquired on exercise of the Bonus shall be $2.82. The options to acquire the 100,000 shares of Common Stock shall vest in accordance with the following vesting schedule: Executive may exercise his option to acquire thirty four thousand (34,000) shares on or after January 15, 2001, and thirty three thousand (33,000) shares on or after each of October 1, 2001, and October 1, 2002. If Executive is not employed by the Company at any of the three vesting dates, he shall no longer be entitled to exercise his option to acquire Common Stock vesting on or after such date. Subject to the limitations set forth in this Agreement, the Executive may exercise the stock options constituting the Bonus Shares, at any time prior to 5:00 PM (New York time) on November 27, 2010 (the "Expiration Date"), upon notice to the Company at its principal office at 10220-1 Old Columbia Road, Columbia, MD 21046-1705, Attention: Spencer Volk (or at such other location as the Company may advise the Executive in writing) which time all unexercised options shall expire and be of no further legal force or effect.

         4.2 The Company shall at all times reserve for issuance and/or delivery such number of shares of its Common Stock as shall be required for issuance or delivery on exercise of the option granted as a Bonus. No fractional shares or


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scrip  representing  fractional  shares  shall  be  issued  when the  option  is exercised. Common Stock issued on exercise of the Bonus may not be sold or offered for sale in the absence of effective registration under such securities
laws,  or  an  opinion  of  counsel   satisfactory  to  the  Company  that  such
registration is not required. Bonus Shares may be sold by the Executive in transactions permitted by the provisions of Rule 144 of the Securities Act of 1933. Bonus Shares shall bear an appropriate restrictive legend, referring to the provisions hereof.

         5. Incentive Option Compensation.

         5.1 As a form of incentive compensation to Executive, the Company hereby grants to Executive non-qualified stock options to acquire from the Company, on an original issue basis, an aggregate of one hundred fifty thousand (150,000) fully paid and non-assessable shares of Common Stock (the "Incentive Shares") at the exercise prices designated below upon the achievement by the Company of the several corporate accomplishments (the "Milestones") listed below.

         5.2 For purposes of this paragraph:

                  A. Corporate Milestones. The right to acquire Incentive Shares shall vest and thereafter be available for exercise in tranches as indicated herein if, and at any time after, the Company has achieved the following Class X Milestones:

                           >Completion    of    engineering    to   permit   the
                           commercialization of the equipment for Company's BPH treatment system. (Tranche: 50,000 shares)

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
                           >Completion of engineering to permit the commercialization of the equipment for Company's breast cancer treatment system. (Tranche: 50,000 shares).

                           >Completion  of  development  of  prototype   medical
                           device for  treating  deep seated  cancer.  (Tranche:
                           50,000 shares).

         B. Exercise Price. The exercise price payable per share for each stock option exercised upon or after the occurrence of a Milestone shall be as follows:

                           Upon achieving the first Milestone, $2.80 per share;

                           Upon achieving the second Milestone, $3.00 per share;

                           Upon achieving the third Milestone, $3.20 per share.

         C. Acquisition of Incentive Shares. Subject to the limitations set forth in this Agreement, Executive may exercise the option to acquire the Incentive Shares in tranches as set forth as each Milestone is achieved at any time on or after the date on which the applicable Milestone is achieved and so long as he is employed by the Company, but not later the Expiration Date, upon which notice to the Company at its principal office at 10220-1 Old Columbia Road, Columbia, MD 21046-1705, Attention: Spencer J. Volk, President and Chief Executive Officer (or at such other location as the Company may advise the Executive in writing). The notice shall be executed and delivered with the Purchase Form attached hereto duly filled in and signed and upon payment in cash or cashier's check of the aggregate Purchase Price for the number of shares


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

which Executive is acquiring determined in accordance with the provisions hereof. If such date is a day on which banking institutions are authorized by law to close, then the Expiration Date shall be on the next succeeding day which shall not be such a day. The option to acquire Incentive Shares may be exercised without regard to the sequence in which the Milestones have been achieved. A Notice of Exercise of the option to acquire Incentive Shares shall be submitted by the Executive to the Company's Board of Directors, identifying the Milestone achieved and the number of shares covered by the relevant tranche. The Board of Directors shall be deemed to have approved the exercise of the option to acquire Incentive Shares unless, within seventy two (72) hours of the submission of the Notice of Exercise, the Board adopts a resolution determining that exercise of the option to acquire Incentive Shares is not agreed as to the Milestone identified in the Notice of Exercise. In the absence of such a disaffirming resolution, Executive may acquire Common Stock thereafter by presentation of the Notice of Exercise either to the Company or at the office of its stock transfer agent, if any, and accompanied by payment in cash or cash equivalent of the exercise price for the number of shares of Common Stock specified in such Notice of Exercise, together with all federal and state taxes applicable upon such exercise.

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

         D. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance such number of shares of its Common Stock as shall be required for issuance or delivery to the Executive upon achievement of the Milestones set forth herein.

E. Anti-Dilution Provisions.

                  (1) Adjustment of Number of Shares of Incentive Shares. Notwithstanding anything in this Section 5.2E to the contrary, in case the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the exercise price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or either decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).


                  (2) No Adjustment for Small Amounts. Anything in this Section 5.2E to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the exercise price unless and until


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

         the net effect of one or more adjustments, determined as above provided, shall have required a change of the exercise price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual exercise price by at least one cent, such change in the exercise price shall thereupon be given effect.

                  (3) Number of Shares of Common Stock Adjusted. Upon any adjustment of the exercise price other than pursuant to Section 5.2E(1) hereof, the Executive shall thereafter (until another such adjustment) be entitled to purchase, at the new exercise price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon achieving any Milestone by the exercise price in effect on the date hereof and dividing the product so obtained by the new exercise price.

         F. Adjustments in the Event of a Recapitalization or Similar Transaction. In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend or combination of shares, or other similar event, the number and class of shares issuable to the Executive upon exercise of the option to acquire either Bonus Shares or Incentive Shares shall be adjusted to reflect such event.

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

         G. Acceleration Upon Change of Control. Notwithstanding any language to the contrary contained herein, if this Agreement is in effect at the time of the occurrence of a "Change of Control" event, the options to acquire Bonus Shares and Incentive Shares shall automatically vest 100% and immediately become exercisable upon the occurrence of the Change of Control event. For purposes of this Agreement, Change of Control event has the meaning set forth in Section
11.1 hereof.

         6. Reimbursement for Expenses.

         6.1 Company shall reimburse Executive for all reasonable out-of-pocket expenses paid or incurred by him in the course of his employment, upon presentation by Executive of valid receipts or invoices therefor, utilizing procedures and forms for that purpose as established by Company from time to time. In addition, the Company shall reimburse the Executive for up to twenty five thousand dollars ($25,000) in expenses (including relocation living expenses) incurred before the commencement of his employment to the extent that such expenses are involved in moving from his present residence to the area in or around the headquarters of the Company.

         7. Vacations.

         7.1 Executive shall be entitled to reasonable vacations (which shall aggregate no less than three (3) weeks vacation with pay) during each consecutive twelve (12) month period commencing on the date hereof. Executive may not accumulate any vacation days which remain unused at the end of any year during the term hereof without the prior consent of Company.

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

         8. Employee Benefit Programs, etc.

         8.1 Subject to the Executive's meeting the eligibility requirements of each respective plan, Executive shall participate in and be covered by each pension, life insurance, accident insurance, health insurance, hospitalization, disability insurance and any other employee benefit plan of Company, as the case may be, made available generally from and after the date hereof to its respective senior executives, on the same basis as shall be available to such other executives without restriction or limitation by reason of this Agreement.

         8.2 Nothing herein contained shall prevent the Company from at any time increasing the compensation herein provided to be paid to Executive, either permanently or for a limited period, or from paying bonuses and other additional compensation to Executive, whether or not based upon the earnings of the business of Company, or from increasing or expanding any employee benefit program applicable to the Executive, in the event the Company, in its sole discretion, shall deem it advisable so to do in order to recognize and compensate fairly Executive for the value of his services.

         9. Death or Disability.

         9.1 If Executive shall die during the term hereof, this Agreement shall immediately terminate, except that Executive's legal representatives or designated beneficiaries shall be entitled to receive (i) the Base Salary due to Executive hereunder to the last day of the month following the month in which his death occurs, payable in accordance with the Company's regular payroll practices, (ii) all other benefits payable upon death under any employee benefit program or other insurance covering the Executive as of the date of death; and
(iii) any stock option  issued to acquire the Bonus  shares or Incentive  Shares


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

that was exercisable at the date of death may be exercised by the legal representative of the Executive's estate at any time or times during the period beginning on the date of death and ending one year after the date of death, or until the expiration of the stated term of such stock option, whichever period is shorter, and any stock option not exercisable at the date of death shall be forfeited.

         9.2 In the event of the Disability of the Executive, as hereinafter defined, the Executive shall be entitled to continue to receive payment of his Base Salary (prorated as may be necessary) in accordance with the terms of
Section 3 hereof through the last day of the sixth month following the month in which Executive's employment hereunder is terminated as a result of such Disability. At any time after the date of the Notice (as hereinafter defined) and during the continuance of the Executive's Disability, the Company may at any time thereafter terminate Executive's employment hereunder by written notice to the Executive. The term "Disability" shall mean physical or mental illness or injury which prevents the Executive from performing his customary duties for the Company for a period of thirty (30) consecutive days or an aggregate period of ninety (90) days out of any consecutive twelve (12) months. The date of commencement of Disability shall be the date set forth in the notice (the "Notice") given by Company to the Executive at any time following a determination of Disability, which date shall not be earlier than the date the Notice is given by Company. A determination of Disability by Company shall be solely for the purposes of this Section 9.2 and shall in no way affect the Executive's status under any other benefit plan applicable to the Executive.

         9.3 Upon the occurrence of a Disability, and unless the Executive's employment shall have been terminated as provided in Section 9.2, the Executive shall, during such time as he is continuing to receive Base Salary payments as


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

set forth in Section 9.2, perform such services for Company, consistent with his duties under Section I hereof, as he is reasonably capable of performing in light of the condition giving rise to a Disability. All payments due under
Section 9.2 shall be payable in accordance with Company's regular payroll practices. Any amount paid to Executive pursuant to this Agreement by reason of his Disability, shall be reduced by the aggregate amount of all monthly disability payments which the Executive is entitled to receive under all workers compensation plans, disability plans and accident, health or other insurance plans or programs maintained for the Executive by Company, by any company controlling, controlled by or under common control with, Company.

         9.4 In the event the Executive's employment is terminated due to Disability, in addition to receipt of the Base Salary payments described in
Section 9.2, any stock option issued to acquire the Bonus shares or the Incentive Shares that was excisable at the date of Disability may be exercised by the Executive or his legal representative at any time or times, during the period beginning on the date of Disability and ending one year after the date of Disability, or until the expiration of the stated term of such stock option, whichever period is shorter, and any stock option not exercisable at the date of Disability shall be forfeited.

         10. Termination for Cause.

         10.1 The employment of the Executive may be terminated by the Company for Cause. For this purpose, "Cause" shall mean:

                  (i) insubordination or the deliberate failure or refusal to comply with the terms of this Agreement or to follow the


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                  directions or policies of the Company,  its executive officers or Board of Directors, which directions or policies are consistent with normal business practices and relate to the performance by Executive of his duties as an executive of Company in accordance with the provisions of this Agreement, and which failure or refusal shall remain uncured for fifteen
                  (15) days after written notice thereof shall have been given to Executive; provided, however, that the foregoing right to cure shall not apply to any failure or refusal of a type substantially similar to a failure or refusal which was the subject of a previous notice under this clause (i);

                  (ii)  the   commission  by  Executive  of  an  act  of  theft,
                  dishonesty, embezzlement, vandalism, fraud or misappropriation against Company any subsidiary or affiliate of Company;

                  (iii) the conviction of Executive in any jurisdiction of a criminal act or acts committed by the Executive which constitute theft, embezzlement, vandalism, fraud, misappropriation, or dishonest acts against the Company;

                  (iv) any deliberate or intentional act or omission, the purpose of which is to materially damage the business or reputation of Company;

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

                  (v) incompetence, negligence or any misconduct by Executive in performing his duties or willfully neglecting to carry out his duties under this Agreement resulting in harm to the Company.

         10.2 In the event of a termination for Cause, the Executive shall (a) be entitled to any unpaid Base Salary pro rated up to the date of termination, and (b) any stock options not exercised prior to the date of termination shall automatically be forfeited by the Executive, and the Executive shall have no further rights under this Agreement. Furthermore, the Executive shall be and remain subject to all provisions of Section 13 below for the period indicated therein.

         11. Termination Upon Change of Control or by Company Without Cause.

         11.1 A "Change in Control" shall occur: (A) if any Person, or combination of Persons (as hereinafter defined), or any affiliate of any of the above, is or becomes the "beneficial owner" (as defined in Rule l3d-3 promulgated under the Securities Exchange Act of 1934) directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total number of outstanding shares of common stock of the Company; (B) if individuals who, at the date of this Agreement, constitute the Board (the "Incumbent Directors") cease, for any reason, to constitute at least a majority thereof, provided that any new director whose election was approved by a vote of at least 75% of the Incumbent Directors shall be treated as an Incumbent
Director; or (C) the Company sells substantially all of its assets to a purchaser other than a subsidiary. For purposes hereof, "person" shall mean any individual, partnership, joint venture, association, trust, or other entity, including a "group" as referred to in section 13(d)(3) of the Securities Exchange Act of 1934.

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

         11.2 If there occurs a Change in Control, and if there subsequently occurs a material adverse change, without the Executive's written consent, in the Executive's working conditions or status, including but not limited to a significant change in the nature or scope of the Executive's authority, powers, duties or responsibilities, or a reduction in the level of support services or staff, then, whether or not such change would otherwise constitute a breach of this Agreement by the Company, this Agreement may be terminated by notice given by the Executive, specifying the Change of Control and significant adverse change or changes.

                  11.3 Upon the termination of this Agreement in accordance with
Section 11.2 above, the Executive will be entitled, without any duty to mitigate damages, to:

                  (a) All unpaid Base Salary pro-rated up to the date of termination; and

                  (b) The opportunity to exercise any stock option issued to acquire the Bonus Shares or Incentive Shares that was exercisable at the date of termination may be exercised by the Executive at any time or times during the period beginning on the effective date of termination and ending one year after the date of termination, or until the expiration of the stated term of such stock option, whichever period is shorter, and any stock option not exercisable upon the effective date of termination shall be forfeited;

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

                  (c) A severance payment equal to 2.99 times the Base Salary in effect on the date of termination; and

                  (d) All benefits available under the Company's employee benefit programs, to the extent applicable to senior executives voluntarily and amicably retiring from employment with the Company.

         11.4 In the event that the Company shall actually or constructively terminate this Agreement during the Initial Term or any Renewal Term without cause (and with or without a Change of Control), the Executive shall be entitled to the same payments, compensation and rights as provided in the case of a termination by the Executive under Section 11.3.

         11.5 The payments and any other compensation and benefits to which the Executive is entitled under this Section 11 shall be made available to the Executive no later than thirty (30) days after the date of any termination referred to in Section 11.2, 11.3 or 11.4.

         11.6 In the event that Executive receives the payments and any other compensation and benefits referred to in this Section 11, he will be bound by the restrictive provisions of Section 13 for the period therein provided.

         12. Termination by Executive.

         12.1 If the Executive shall terminate his employment under this Agreement during the Initial Term without either (i) a Change of Control, or
(ii) the express written consent of the Company, then, for purposes of establishing the rights of the Executive upon such termination, such termination shall be deemed the equivalent of a termination for Cause under Section 10.1, and the Executive shall have only those rights with regard to compensation as are set forth in Section 10.1, and the restrictive provisions of Section 13 below shall fully apply.

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

         12.2 If the Executive shall terminate his employment under this Agreement during any Renewal Term without the express written consent of the Company, then, for purposes of establishing the rights of the Executive upon such termination, the Executive shall be entitled (i) to receive all unpaid Base Salary pro-rated up to the date of termination, and (ii) for a period of ten
(10) days following the date of termination, to exercise any unexercised option to acquire Common Stock under either Section 4 or Section 5 hereof that Executive could have exercised on the day preceding the date of termination.

         12.3 In the case of a termination pursuant to Section 12.2, the restrictions set forth in Section 13 shall apply to Executive for the period therein stated.

         13. Restrictive Covenants; Compensation.

         13.1 During such time as this Agreement shall be in effect and, except as otherwise explicitly stated herein, for a period of three (3) years following the termination of Executive's employment with Cause, or one (1) year after voluntary termination of this Agreement by Executive, and without the Company's prior written consent (which may be withheld for any reason or for no reason in Company's sole discretion), Executive shall not do anything in any way inconsistent with his duties to, or adverse to the interests of, the Company, nor shall Executive, directly or indirectly, himself or by or through a family member or otherwise, alone or as a member of a partnership or joint venture, or as a principal, officer, director, consultant, employee or stockholder of any other entity, compete with Company or be engaged in or connected with any other business competitive with that of Company or any of its affiliates, except that Executive may own as a passive investment not more than five percent (5%) of the securities of any publicly held corporation that may engage in such a business competitive with that of Company or any of its Affiliates.

         13.2 In view of the fact that Executive will be brought into close contact with many confidential affairs of Company and its Affiliates not readily available to the public, Executive agrees during the Term of this Agreement and thereafter:

                  (a) to keep secret and retain in the strictest confidence all non-public information about (i) research and development, test results, suppliers, venture or strategic partners, licenses and patents or patent applications, planned or existing products, know-how, financial condition and other financial affairs (such as costs, pricing, profits and plans for future development, methods of operation and marketing concepts) of Company and its Affiliates; (ii) the employment policies and plans of the Company and its Affiliates; and
         (iii) any other proprietary information relating to the Company and its Affiliates, their operations, businesses, financial condition and financial affairs (collectively, the "Confidential Information") and, for such time as Company or any of its Affiliates is operating, Executive shall not disclose the Confidential Information to anyone not then an officer, director or authorized employee of Company or its Affiliates, either during or after the term of this Agreement, except in the course of performing his duties hereunder or with Company's express written consent or except to the extent that such confidential information can be shown to have been in the public domain through no fault of Executive; and

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

                  (b) to deliver to Company within ten days after termination of his services, or at any time Company may so request, all memoranda, notes, records, reports and other documents relating to Company or its Affiliates, businesses, financial affairs or operations and all property associated therewith, which he may then possess or have under his control.

         13.3 Executive shall not at any time during the three-year period following the termination of his employment for any reason whatsoever, including termination resulting from the natural expiration of the term of this Agreement,
(i) employ any individual who was employed by Company or any of its Affiliates at any time during the such period or during the 12 calendar months immediately preceding such termination, or (ii) in any way cause, influence or participate in the employment of any such individual by anyone else in any business that is competitive with any of the businesses engaged in by Company or any of its Affiliates.

         13.4 Executive shall not at any time during the three-year period following the termination of his employment, for any reason whatsoever, including termination resulting from the natural expiration of the term of this Agreement, directly or indirectly, either (i) persuade or attempt to persuade any customer or client of the Company or of any of its Affiliates to cease doing business with Company or with any Affiliate, or to reduce the amount of business it does with Company or with any of its Affiliates, or (ii) solicit for himself or any person other than Company or any of its Affiliates, the business of any individual or business which was a customer or client of Company or any of its Affiliates at any time during the eighteen month period immediately preceding such termination.

         13.5 Executive acknowledges that the execution and delivery by him of the promises set forth in this Section 13 is an essential inducement to Company to enter into this Agreement, and that Company would not have entered into this Agreement but for such promises. Executive further acknowledges that his services are unique and that any breach or threatened breach by Executive of any of the foregoing provisions of this Section 13 cannot be remedied solely by damages. In the event of a breach or a threatened breach by Executive of any of the provisions of this Section 13, Company shall be entitled to injunctive relief restraining Executive and any business, firm, partnership, individual, corporation or other entity participating in such breach or attempted breach. Nothing herein, however, shall be construed as prohibiting Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive hereunder.

         13.6 If any of the  provisions  of,  or  promises  contained  in,  this
Section 13 are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalid portions or the unenforceability in such other jurisdiction. If any provisions contained in this Section 13 are held to be unenforceable in any jurisdiction because of the duration or scope thereof, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or scope (if such provision, in its reduced form, shall be enforceable); provided, however, that the determination of such court shall not affect the enforceability, duration or scope of this Section 13 in any other jurisdiction.

         14. Relationship of Parties.

         Nothing herein contained shall be deemed to constitute a partnership between or a joint venture by the parties, nor shall anything herein contained be deemed to constitute either the Executive, the Company or any Affiliates the agent of the other except as is expressly provided herein. Neither Executive nor Company shall be or become liable or bound by any representation, act or omission whatsoever of the other party made contrary to the provisions of this Agreement.

         15. Notices.

         All notices and communications hereunder shall be in writing and delivered by hand or sent by registered or certified mail, postage and registration or certification fees prepaid, return receipt requested, or by overnight delivery such as Federal Express, and shall be deemed given when hand delivered or upon three (3) business days after the date when mailed, or upon one (1) business day after delivery to an agent for overnight delivery, if sent in such manner, as follows:

                 If to Company:    Celsion Corporation
                                   10220-1 Old Columbia Road,
                                   Columbia, Maryland 21046-1705.
                                   Attention: Board of Directors

                  With a copy to:  Venable, Baetjer and Howard, LLP
                                   Mercantile Bank and Trust Building
                                   2 Hopkins Plaza, Suite 1800
                                   Baltimore, Maryland 21201
                                   Attn:  Greg Cross

                  If to Executive: Dennis Smith
                                   12981 Folly Quarter Road
                                   Ellicott City, Maryland 21042

The foregoing addresses may be changed by notice given in the manner set forth in this Section 15.

         16. Disputes. The parties shall attempt in good faith to resolve all claims, disputes and other disagreements arising hereunder by negotiation. In the event that a dispute between the parties cannot be resolved within thirty
(30) days of written notice from one party to the other party, such dispute shall, at the request of either party, after providing written notice to the other party, be submitted to arbitration in Columbia, Maryland in accordance with the arbitration rules of the American Arbitration Association then in effect. The notice of arbitration shall specifically describe the claims, disputes or other matters in issue to be submitted to arbitration. The parties shall jointly select a single arbitrator who shall have the authority to hold hearings and to render a decision in accordance with the arbitration rules of the American Arbitration Association. If the parties are unable to agree within ten (10) days, the arbitrator shall be selected by the Chief Judge of the Circuit Court for Howard County. The discovery rights and procedures provided by the Federal Rules of Civil Procedure shall be available and enforceable in the arbitration proceeding. The written decision of the arbitrator so appointed shall be conclusive and binding on the parties and enforceable by a court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, and each party shall pay for and bear the cost of its own experts, evidence and legal counsel, unless the arbitrator rules otherwise in the arbitration. Both parties agree to use their best efforts to cause a final decision to be rendered with respect to the matter submitted to arbitration within sixty (60) days after its submission.

         17. Miscellaneous.

         17.1 This Agreement contains the entire understanding of the parties hereto with respect-to the employment of Executive by Company during the term hereof, and the provisions hereof may not be altered, amended, waived, terminated or discharged in any way whatsoever except by subsequent written agreement executed by the party charged therewith. This Agreement supersedes all prior employment agreements, understandings and arrangements between Executive and Company pertaining to the terms of the employment of Executive. A waiver by either of the parties of any of the terms or conditions of this Agreement, or of any breach hereof, shall not be deemed a waiver of such terms or conditions for the future or of any other term or condition hereof, or of any subsequent breach hereof.

         17.2 The provisions of this Agreement are severable, and if any provision of this Agreement is invalid, void, inoperative or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any circumstance, it shall nevertheless remain applicable to all other circumstances.

         17.3 Company shall have the right to deduct and withhold from Executive's compensation the amounts required to be deducted and withheld pursuant to any present or future law concerning the withholding of income taxes. In the event that Company makes any payments or incurs any charges for Executive's account or Executive incurs any personal charges with Company,

Company shall have the right and Executive hereby authorizes Company to recoup such payments or charges by deducting and withholding the aggregate amount thereof from any compensation otherwise payable to Executive hereunder.

         17.4 This Agreement shall be construed and interpreted under the laws of the State of Maryland applicable to contracts executed and to be performed entirely therein.

         17.5 The captions and section headings in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement.

         17.6 To the extent any provision of this Agreement contemplates action after termination hereof or creates a cause of action or claim on which action may be brought by either party, such provision, cause of action or claim shall survive termination of Executive's employment or termination of this Agreement.

         17.7 Executive may not assign his rights nor delegate his duties under this Agreement; provided, however, that notwithstanding the foregoing this Agreement shall inure to the benefit of Executive's legal representatives, executors, administrators or successors and to the successors or assigns of Company.

        IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Executive Employment Agreement as of the date first above written.

                                            CELSION CORPORATION


                                            By:/s/Spencer J. Volk
                                               -----------------------------
                                                  Spencer J. Volk, President



                                              /s/Dennis Smith
                                              ------------------------------
                                                 Dennis Smith

Celsion Corporation (the "Company")
10220-1 Old Columbia Road,
Columbia, Maryland 21046-1705.

May ___, 2000

Dennis Smith
4818 Lancashire Lane,
Tallahassee, Florida 32308

Dear Dennis:

         In connection with your proposed Executive Employment Agreement with the Company, we agree that, if, during the course of your employment and at any time after you are entitled to exercise options granted under either Paragraph 4 or Paragraph 5 of your Agreement, you ask the Company for assistance in assembling resources to fund the exercise of those options, the Company will seek to assist you in negotiating a loan from one or more of the principal financial institutions with which the Company is then doing business (or from another source reasonably acceptable to you) to permit you to exercise your options to acquire either Bonus Shares or Incentive Shares. If, in connection with such borrowing, you are requested by the lending institution to pledge the Bonus Shares or the Incentive Shares that you will be acquiring on exercise of the option as collateral security for the benefit of the lender, your signature below confirms that you will pledge such shares to support your borrowing.

                                 Very truly yours,
                                 Celsion Corporation


                                 By:_________________________________
                                     Spencer J. Volk
                                     Chairman

Agreed:


------------------------------
Dennis Smith












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